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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of Veeco Instruments Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Melville, New York
August 8, 2003

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CONSENT OF INDEPENDENT AUDITORS